UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2011

TeamStaff, Inc.
 (Exact name of registrant as specified in its charter)

New Jersey	0-18492	22-1899798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Executive Drive Somerset, NJ	08873
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 352-5304

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 13, 2011, TeamStaff, Inc. (the “Company”) announced that it will delay filing its Annual Report on Form 10-K for the fiscal year ended September 30, 2010.  The Company requires additional time to complete its financial statements and other information contained in the Annual Report on Form 10-K. The Company requires such additional time due to the timing of recent personnel changes, the additional resources required of management to review and assess the disclosures in the Annual Report on Form 10-K in light of the changes to the Company’s business in fiscal 2010 and broader economic considerations, and the need to conduct additional impairment testing of its goodwill and other intangible assets. The Company filed a Form 12b-25 with the Securities and Exchange Commission, in which the Company stated that it believed it would be able to file its Annual Report on Form 10-K for fiscal year 2010 within the prescribed fifteen day period under Rule 12b-25.  As a result of the foregoing matters, the Company will not be able to file its Annual Report on Form 10-K for fiscal year 2010 within such fifteen day period.  The Company is working diligently on this matter and intends to file its Annual Report on Form 10-K as soon as practicable.

Item 9.01	Financial Statements and Exhibits

The following exhibit is attached to this Form 8-K:

Exhibit
(d)	Number	Exhibit Title or Description
	99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.

By: /s/ Zachary C. Parker
Name: Zachary C. Parker
Title: President and Chief Executive Officer
Date: January 13, 2011

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release

4